EXETER FUND, INC.
                               RESTATED SCHEDULE A
                                  FEE SCHEDULE
                             DATED NOVEMBER 21, 2002

     The following is a restatement to the existing Investment Advisory Agreement fee schedule between the Exeter Fund, Inc. (formerly known as the Manning & Napier Fund, Inc.) and Manning & Napier Advisors, Inc.:

SERIES                                    PERCENTAGE
------                                     ----------

Small  Cap  Series                              1.00%
Technology  Series                              1.00%
Commodity  Series                               1.00%
High  Yield  Bond  Series                       1.00%
     (formerly  Financial  Services  Series)
International  Series                           1.00%
Life  Sciences  Series                          1.00%
Global  Fixed  Income  Series                   1.00%
Blended  Asset  Series  I                       1.00%
Blended  Asset  Series  II                      1.00%
World  Opportunities  Series                    1.00%
     (formerly  World  Opportunities  Fund)
Tax  Managed  Series                            1.00%
Maximum  Horizon  Series                        1.00%
     (formerly  Blended  Assets  Growth  Plus  Series)
New  York  Tax  Exempt  Series                  0.50%
Ohio  Tax  Exempt  Series                       0.50%
Diversified  Tax  Exempt  Series                0.50%
Defensive  Series                               0.80%
     (formerly  Blended  Assets  Defensive  Series)
PureMark  Series                                0.50%
     (formerly  Socially  Responsible  Series)
Equity  Series                                  1.00%
     (formerly  All-Equity  Series)
Overseas  Series                                1.00%
     (formerly  World  Opportunities  Series  II)